Exhibit 10.1

Execution Version

$1,000,000,000

CREDIT AGREEMENT

dated as of June 15, 2023

by and among

DCP MIDSTREAM, LP,

as Parent

DCP MIDSTREAM OPERATING, LP,

as Borrower,

and

PHILLIPS 66 COMPANY

as Lender

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-ii-

EXHIBITS

Exhibit A	-	Form of Notice of Borrowing
Exhibit B	-	Form of Notice of Account Designation
Exhibit C	-	Form of Notice of Prepayment
Exhibit D	-	Form of Notice of Conversion/Continuation
Exhibit E	-	Form of Rating Agency Designation

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CREDIT AGREEMENT, dated as of June 15, 2023, by and among DCP MIDSTREAM, LP, a Delaware limited partnership (the “Parent”), DCP MIDSTREAM OPERATING, LP, a Delaware limited partnership (the “Borrower”), and PHILLIPS 66 COMPANY as Lender.

STATEMENT OF PURPOSE

The Borrower has requested, and, subject to the terms and conditions hereof, the Lender has agreed, to extend certain credit facilities to the Borrower on the terms and conditions of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

ARTICLE I.

DEFINITIONS

SECTION 1.1. Definitions. The following terms when used in this Agreement, including in the introductory paragraph above, shall have the meanings assigned to them below:

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR” means, with respect to any SOFR Loan for any Interest Period or any Base Rate Loan based on the Adjusted Term SOFR, an interest rate per annum equal to (a) the Term SOFR for such applicable Interest Period, plus (b) an adjustment of 0.10%; provided that if the Adjusted Term SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Affiliate” means, with respect to any Person, any other Person (other than a Subsidiary of the Parent) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries.

“Agreement” means this Credit Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“AML Laws” means all laws, rules, and regulations of any Governmental Authority that are applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to anti-money laundering.

“Anti-Corruption Laws” means all laws, rules, and regulations of any Governmental Authority applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Applicable Margin” means, with respect to any SOFR Loans or Base Rate Loans, subject to the final paragraph of this definition, the corresponding percentages per annum as set forth in the table below (the “Applicable Margin Pricing Grid”) based on the Debt Rating:

Pricing Level	Debt Rating (S&P/Moody’s)*	SOFR Loans	Base Rate Loans
I	≥BBB/Baa2	1.075%	0.075%
II	BBB-/Baa3	1.275%	0.275%
III	BB+/Ba1	1.350%	0.350%
IV	BB/Ba2	1.650%	0.650%
V	≤BB-/Ba3 or unrated	1.875%	0.875%

*

If any Designated Rating Agency is other than S&P, and Moody’s, then the equivalent Debt Rating given by such rating agency shall be used. If there is only one Designated Rating Agency it must be one of S&P or Moody’s.

The Applicable Margin shall, in each case, be determined and adjusted on the date on which there is a change in the Parent’s or Borrower’s (as applicable) Debt Rating and shall be effective until a future change in such Debt Rating. In the event that there are two Debt Ratings by the Designated Rating Agencies and there is a split in Debt Ratings, the higher Debt Rating (i.e. the lower pricing) will apply unless there is more than one level between the Debt Ratings and then one level below the higher rating will apply. In the event there are three ratings by the Designated Rating Agencies and there is a split in Debt Ratings, (a) if two of the three Debt Ratings are the same, then such Debt Rating will apply and (b) if none of the Debt Ratings are the same, the middle Debt Rating will apply. Any adjustment in the Applicable Margin shall be applicable to all Revolving Credit Loans then existing or subsequently made or issued.

Notwithstanding the forgoing, if, at any time, the percentages per annum and/or Debt Rating levels set forth in the definition of “Applicable Margin” in the DCP Revolving Credit Agreement (or equivalent definition in the DCP Revolving Credit Agreement) are amended in any respect, the percentages per annum and/or Debt Rating levels set forth in the Applicable Margin Pricing Grid shall automatically be deemed to have been amended to be the same as the percentages per annum and Debt Rating levels set forth in the DCP Revolving Credit Agreement, without the need for any consent, amendment or other further action by any of the parties hereto.

“Available Tenor” means, as of any date of determination and with respect to the then current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.6(c)(v).

“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) the Adjusted Term SOFR for a one-month tenor plus 1.0%. Each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.6 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 3.6(c)(i)), then the Base Rate shall be the greater of clause (a) and clause (b) above and shall be determined without reference to clause (c) above. If the Base Rate shall be less than one percent (1.0%), then such rate shall be deemed to be one percent (1.0%) for purposes of this Agreement.

“Base Rate Determination Day” has the meaning assigned to such term in the definition of Term SOFR Reference Rate.

“Base Rate Loan” means any Revolving Credit Loan bearing interest at a rate based upon the Base Rate as provided in Section 3.1(a).

“Benchmark” means, initially, the Term SOFR; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.6(c)(i).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Lender for the applicable Benchmark Replacement Date:

(a) The Adjusted Daily Simple SOFR; or

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Lender and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clauses (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Lender and the Borrower for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any SOFR Loan, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage, increased cost, illegality, changed circumstances and Change in Law provisions, the formula for calculating any successor rates identified pursuant to the definition of “Benchmark Replacement”, the formula, methodology or convention for applying the successor floor to the successor Benchmark Replacement and other technical, administrative or operational matters) that the Lender reasonably determines may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Lender in a manner substantially consistent with market practice (or, if the Lender reasonably determines that adoption of any portion of such market practice is not administratively feasible or if the Lender determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Lender reasonably determines is necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any then-current Benchmark, a date and time determined by the Lender (in consultation with the Borrower), which date shall be no later than the earlier to occur of the following events with respect to such then-current Benchmark:

(a) in the case of clause (a) or clause (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

(c) For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or clause (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any then-current Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date pursuant to clause (a) or clause (b) of the definition thereof has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 3.6 and (b) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 3.6.

“Borrower” has the meaning assigned thereto in the introductory paragraph of this Agreement.

“Business Day” means any day other than a Saturday, Sunday or legal holiday on which banks in New York, New York, are open for the conduct of their commercial banking business.

“Canadian Sanctions” means economic or financial sanctions administered, enacted or enforced by any sanctions authority including any restriction on the Lender or its Affiliates’ ability to conduct business with any banks or financial institutions in any country relevant to the transaction, pursuant to all applicable Canadian laws regarding sanctions and export controls (all such applicable laws currently in effect, all such new applicable laws in effect in the future or each as amended from time to time), such as the United Nations Act, Special Economic Measures Act, Export and Import Permits Act, Freezing Assets of Foreign Corrupt Officials Act, Criminal Code, Defense Production Act, Proceeds of Crime (Money Laundering) and Terrorist Financing Act, Anti-Terrorism Act or any other similar Canadian statute or regulation.

“Capital Stock” means (a) in the case of a corporation, all classes of capital stock of such corporation, (b) in the case of a partnership, partnership interests (whether general or limited), (c) in the case of a limited liability company, membership interests and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Change in Control” means as of any date, the failure of the Lender to Control the Parent.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Closing Date” means the date of this Agreement.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder, each as amended or modified from time to time.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. The terms “controlling” and “controlled” have meanings correlative thereto.

“Credit Parties” means, collectively, the Borrower and the Guarantor.

“Daily Simple SOFR” means, for any day, a rate per annum equal to SOFR for the day that is five (5) U.S. Government Securities Business Days prior to (i) if such day is a U.S. Government Securities Business Day, such day or (ii) if such day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such day, in each case, as such SOFR is published by the SOFR Administrator or on the Federal Reserve Bank of New York’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without giving notice to the Borrower.

“DCP Revolving Credit Agreement” means that certain Third Amended and Restated Credit Agreement dated as of March 18, 2022, among the Borrower, the Parent, Mizuho Bank, Ltd., as administrative agent, and the lenders party thereto, as such agreement may be amended, restated, renewed, replaced, supplemented, or otherwise modified from time to time.

“Debt Rating” means, the long-term senior unsecured, non-credit enhanced debt rating of the Parent or the Borrower, as applicable, by the Designated Rating Agencies. For all purposes of this Agreement, in the event that both the Parent and the Borrower are rated by one or more Designated Rating Agencies, the term “Debt Rating” shall mean the Debt Rating of the Parent.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any of the events specified in Section 7.1 which with the passage of time, the giving of notice or both, would constitute an Event of Default.

“Designated Rating Agencies” shall mean up to any three of S&P, Moody’s or any other rating agency selected by the Parent which is recognized by the SEC and identified by the Parent from time to time in a Rating Agency Designation and “Designated Rating Agency” shall mean any one of the foregoing. Until such time as the Parent shall have delivered a Rating Agency Designation to the Lender, the sole Designated Rating Agency shall be S&P.

“Dollars” or “$” means, unless otherwise qualified, dollars in lawful currency of the United States.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health or the environment.

“Environmental Laws” means any and all federal, foreign, state, provincial and local laws, statutes, ordinances, codes, rules, standards and regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

“Event of Default” means any of the events specified in Section 7.1; provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Lender or required to be withheld or deducted from a payment to the Lender, (a) Taxes imposed on or measured by overall net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, 1. imposed as a result of the Lender being organized under the laws of, or having its principal office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or 2. that are Other Connection Taxes, (b) Taxes attributable to the Lender’s failure (other than as a result of a Change in Law) to comply with Section 3.9(f) and (c) any U.S. federal withholding Taxes imposed under FATCA.

“Facility Fee” means, subject to the final paragraph of this definition, a non-refundable facility fee at a rate per annum equal to the corresponding percentages per annum as set forth in the table below (the “Facility Fee Grid”) based on the Debt Rating:

Pricing Level	Debt Rating (S&P/Moody’s)*	Facility Fee
I	≥BBB/Baa2	0.175%
II	BBB-/Baa3	0.225%
III	BB+/Ba1	0.275%
IV	BB/Ba2	0.350%
V	≤BB-/Ba3 or unrated	0.375%

*

If any Designated Rating Agency is other than S&P, and Moody’s, then the equivalent Debt Rating given by such rating agency shall be used. If there is only one Designated Rating Agency it must be one of S&P or Moody’s.

The Facility Fee shall, in each case, be determined and adjusted on the date on which there is a change in the Parent’s or Borrower’s (as applicable) Debt Rating and shall be effective until a future change in such Debt Rating. In the event that there are two Debt Ratings by the Designated Rating Agencies and there is a split in Debt Ratings, the higher Debt Rating (i.e. the lower pricing) will apply unless there is more than one level between the Debt Ratings and then one level below the higher rating will apply. In the event there are three ratings by the Designated Rating Agencies and there is a split in Debt Ratings, (a) if two of the three Debt Ratings are the same, then such Debt Rating will apply and (b) if none of the Debt Ratings are the same, the middle Debt Rating will apply. Any adjustment in the Applicable Margin shall be applicable to all Revolving Credit Loans then existing or subsequently made or issued.

Notwithstanding the forgoing, if, at any time, the percentages per annum and/or Debt Rating levels set forth in the definition of “Facility Fee” (or equivalent definition in the DCP Revolving Credit Agreement) in the DCP Revolving Credit Agreement are amended in any respect, the percentages per annum and/or Debt Rating levels set forth in the Facility Fee Pricing Grid shall automatically be deemed to have been amended to be the same as the percentages per annum and Debt Rating levels set forth in the DCP Revolving Credit Agreement, without the need for any consent, amendment or other further action by any of the parties hereto.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any legislation, rules or practices adopted pursuant to such intergovernmental agreement.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System on such day (or, if such day is not a Business Day, for the immediately preceding Business Day), as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the average of the quotation for such day on such transactions received by the Lender from three depositary institutions of recognized standing selected by the Lender. If the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Fee Letter” means that certain Fee Letter dated as of the date hereof between the Borrower and the Lender.

“Floor” means the benchmark rate floor, if any, provided in this Agreement (as of the Closing Date or upon any modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR. For the avoidance of doubt, the initial Floor for the Adjusted Term SOFR shall be zero.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” means the Parent.

“Hazardous Materials” means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed to constitute a nuisance or a trespass which pose a health or safety hazard to Persons or neighboring properties, (f) which consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

“Incremental Revolving Credit Agreement” means an agreement in form and substance reasonably satisfactory to the Lender delivered in connection with Section 3.10.

“Incremental Revolving Credit Commitment” has the meaning assigned thereto in Section 3.10.

“Incremental Revolving Credit Increase” has the meaning assigned thereto in Section 3.10.

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes and (b) to the extent not otherwise described in (a), Other Taxes.

“Interest Period” has the meaning assigned thereto in Section 3.1(b).

“Investment Grade Rating” means BBB- or better from S&P, or Baa3 or better from Moody’s.

“IRS” means the United States Internal Revenue Service.

“Lender” has the meaning assigned thereto in the introductory paragraph of this Agreement.

“Lien” means, with respect to any asset, any mortgage, leasehold mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, finance lease or other title retention agreement relating to such asset.

“Loan Documents” means, collectively, this Agreement, the Fee Letter, and each other document, instrument, certificate and agreement executed and delivered by the Credit Parties or any of their respective Subsidiaries in favor of or provided to the Lender in connection with this Agreement or otherwise referred to herein or contemplated hereby, all as may be amended, restated, supplemented or otherwise modified from time to time.

“Material Adverse Effect” means a material adverse effect on (a) the business, financial condition or results of operations of the Parent and its Subsidiaries taken as a whole or (b) the legality, validity or enforceability of any Loan Document.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Notice of Borrowing” has the meaning assigned thereto in Section 2.2(a).

“Notice of Conversion/Continuation” has the meaning assigned thereto in Section 3.2.

“Notice of Prepayment” has the meaning assigned thereto in Section 2.3(c).

“Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Revolving Credit Loans, and (b) all other fees and commissions (including reasonable attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Credit Parties to the Lender, in each case under any Loan Document, with respect to any Revolving Credit Loan of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, naming such Credit Party.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Other Connection Taxes” means Taxes imposed as a result of a present or former connection between the Lender and the jurisdiction imposing such Tax (other than connections arising from the Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Revolving Credit Loan or Loan Document).

“Other Taxes” means all present or future stamp, court, documentary, excise, property, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Parent” has the meaning assigned thereto in the introductory paragraph of this Agreement.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Prime Rate” means, at any time, at the discretion of the Lender, (a) the rate of interest per annum publicly announced from time to time by the Administrative Agent (as defined in the DCP Revolving Credit Agreement) as its prime rate, or (b) the rate published from time to time in the “Money Rates” section of The Wall Street Journal as the “Prime Rate” for such day. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent (as defined in the DCP Revolving Credit Agreement) as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Rating Agency Designation” means a written notice in the form of Exhibit E provided from time to time by the Parent to the Lender setting forth up to three current Designated Rating Agencies.

“Regulation U or X” means Regulation U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board, the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York, or any successor thereto.

“Responsible Officer” means, as to any Person, the chief executive officer, president, chief financial officer, controller, treasurer or assistant treasurer of such Person or any other officer of such Person reasonably acceptable to the Lender. Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.

“Revolving Credit Commitment” means the obligation of the Lender to make Revolving Credit Loans to the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed $1,000,000,000, as such amount may be modified at any time or from time to time pursuant to the terms hereof.

“Revolving Credit Facility” means the revolving credit facility established pursuant to Article II.

“Revolving Credit Loan” means any revolving loan made to the Borrower pursuant to Section 2.1, and all such revolving loans collectively as the context requires.

“Revolving Credit Maturity Date” means the earliest to occur of (a) June 15, 2028, (b) the date of termination of the entire Revolving Credit Commitment by the Borrower pursuant to Section 2.5, or (c) the date of termination of the Revolving Credit Commitment pursuant to Section 7.2(a).

“Revolving Credit Outstandings” means the aggregate outstanding principal amount of the Revolving Credit Loans after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans occurring on such date.

“S&P” means Standard & Poor’s Rating Service, a division of S&P Global, Inc., and any successor thereto that is a nationally recognized rating agency.

“Sanctioned Country” means at any time, a country, region or territory which is itself the subject or target of any comprehensive embargo under applicable Sanctions. As of the Closing Date, the Sanctioned Countries include, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria.

“Sanctioned Person” means, at any time, (a) Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, or, to the extent applicable, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other applicable Governmental Authority, including, to the extent applicable, any Person so named under any Canadian Sanctions, (b) Person operating, organized or resident in a Sanctioned Country or (c) Person owned or controlled by any such Person or Persons described in clauses (a) and (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State) or, to the extent applicable, the European Union, Her Majesty’s Treasury, or any other Governmental Authority, including, to the extent applicable, any Canadian Sanctions.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Loan” means any Revolving Credit Loan bearing interest at Adjusted Term SOFR (other than a Base Rate Loan for which interest is determined by reference to Adjusted Term SOFR).

“Subsidiary” means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors (or equivalent governing body) or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by (directly or indirectly) or the management is otherwise controlled by (directly or indirectly) such Person (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to “Subsidiary” or “Subsidiaries” herein shall refer to those of the Parent.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto, other than any interest, fines, additions to tax or penalties that are owing by the Lender as a result of the Lender’s gross negligence or willful misconduct.

“Term SOFR” means, with respect to any SOFR Loan for any Interest Period or any Base Rate Loan on any day, the Term SOFR Reference Rate two (2) U.S. Government Securities Business Days prior to the commencement of such Interest Period or such day, as applicable, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Determination Day” has the meaning assigned to such term in the definition of Term SOFR Reference Rate.

“Term SOFR Reference Rate” means,

(a) for any day and time (such day, the “Term SOFR Determination Day”), with respect to any SOFR Loan denominated in dollars and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Lender as the forward-looking term rate based on SOFR. If by 5:00 p.m. (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Day; and

(b) for any day and time (such day, the “Base Rate Determination Day”), with respect to any Base Rate Loan denominated in dollars and for a tenor of one month, the rate per annum determined by the Lender as the forward-looking term rate based on SOFR. If by 5:00 p.m. (New York City time) on such Base Rate Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR has not occurred, then the Term SOFR Reference Rate for Base Rate Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than three (3) Business Days prior to such Base Rate Determination Day.

“Transactions” means, collectively, (a) the entering into of this Agreement and the other applicable Loan Documents on the Closing Date and (b) the payment of all transaction fees, charges and other amounts in connection with the foregoing.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“United States” means the United States of America.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“Wholly-Owned” means, with respect to a Subsidiary, that all of the shares of Capital Stock of such Subsidiary are, directly or indirectly, owned or controlled by the Parent and/or one or more of its Wholly-Owned Subsidiaries (except for directors’ qualifying shares or other shares required by Applicable Law to be owned by a Person other than the Parent and/or one or more of its Wholly-Owned Subsidiaries).

“Withholding Agent” means the Borrower, the Guarantor and the Lender.

SECTION 1.2. Other Definitions and Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (h) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (i) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (j) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including” and (k) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

SECTION 1.3. References to Agreement and Laws. Unless otherwise expressly provided herein, (a) references to formation documents, governing documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

SECTION 1.4. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.5. Interest Rates; Benchmark Notifications. The interest rate on a Revolving Credit Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 3.6 provides a mechanism for determining an alternative rate of interest. The Lender does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to Term SOFR Reference Rate, Term SOFR, Daily Simple SOFR or any Benchmark, or with respect to any alternative, successor or replacement rate thereof (including any Benchmark Replacement), or any calculation, component definition thereof or rate referenced in the definition thereof, including, without limitation, (i) any such alternative, successor or replacement rate (including any Benchmark Replacement) implemented pursuant to Section 3.6, upon the occurrence of a Benchmark Transition Event, and (ii) the effect, implementation or composition of any Benchmark Replacement Conforming Changes pursuant to Section 3.6(c)(ii), including, without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, Term SOFR Reference Rate, Term SOFR, Daily Simple SOFR or any Benchmark prior to its discontinuance or unavailability. In addition, the discontinuation of Term SOFR Reference Rate, Term SOFR, Daily Simple SOFR or any Benchmark and any alternative, successor or replacement reference rate may result in a mismatch between the reference rate referenced in this Agreement and your other financial instruments, including potentially those that are intended as hedges. The Lender and its Affiliates and/or other related entities may engage in transactions that affect the calculation of Term SOFR Reference Rate, Term SOFR, Daily Simple SOFR or any Benchmark or any alternative, successor or replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, with all determinations of such Term SOFR Reference Rate, Term SOFR, Daily Simple SOFR, any Benchmark or such alternative, successor or replacement rate by the Lender to be conclusive, absent manifest error. The Lender may select information sources or services in its reasonable discretion to ascertain Term SOFR Reference Rate, Term SOFR, Daily Simple SOFR, any Benchmark or any such alternative, successor or replacement rate, in each case pursuant to the terms of this Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time), and shall have no liability to the Borrower or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II.

REVOLVING CREDIT FACILITY

SECTION 2.1. Revolving Credit Loans. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth herein, the Lender agrees to make Revolving Credit Loans to the Borrower from time to time from the Closing Date through, but not including, the Revolving Credit Maturity Date as requested by the Borrower in accordance with the terms of Section 2.2; provided, that the Revolving Credit Outstandings shall not exceed the Revolving Credit Commitment. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolving Credit Maturity Date.

SECTION 2.2. Procedure for Advances of Revolving Credit Loans.

(a) Requests for Borrowing. The Borrower shall give the Lender irrevocable prior written notice substantially in the form of Exhibit A (a “Notice of Borrowing”) (i) not later than 12:00 p.m. on the same Business Day as each Base Rate Loan (or such later time as the Lender may agree), (ii) not later than 12:00 p.m. at least three (3) U.S. Government Securities Business Days before each SOFR Loan (or such later time as the Lender may agree) , of the Borrower’s intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be, in an aggregate principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof, and (C) whether such Revolving Credit Loan is to be a SOFR Loan or Base Rate Loan. A Notice of Borrowing received after the applicable deadline set forth in the preceding sentence shall be deemed received on the next Business Day.

(b) Disbursement of Revolving Credit Loans. Not later than 1:00 p.m. on the proposed borrowing date, the Lender will make available to the Borrower the Revolving Credit Loans to be made on such borrowing date. The Borrower hereby irrevocably authorizes the Lender to disburse the proceeds of each borrowing requested pursuant to this Section in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent notice substantially in the form attached as Exhibit B (a “Notice of Account Designation”) delivered by the Borrower to the Lender or as may be otherwise agreed upon by the Borrower and the Lender from time to time.

SECTION 2.3. Repayment and Prepayment of Revolving Credit Loans.

(a) Repayment on Termination Date. The Borrower hereby agrees to repay the outstanding principal amount of all Revolving Credit Loans in full on the Revolving Credit Maturity Date, together with all accrued but unpaid interest thereon.

(b) Mandatory Prepayments. If at any time the Revolving Credit Outstandings exceed the Revolving Credit Commitment, the Borrower agrees to repay to the Lender, immediately upon notice from the Lender, Revolving Credit Loans in an amount equal to such excess.

(c) Optional Prepayments. The Borrower may at any time and from time to time prepay Revolving Credit Loans, in whole or in part, with irrevocable prior written notice to the Lender substantially in the form attached as Exhibit C (a “Notice of Prepayment”) given not later than 2:00 p.m. (or such later time as the Lender may agree) (i) on the same Business Day as each Base Rate Loan and (ii) at least three (3) U.S. Government Securities Business Days before each SOFR Loan, specifying the date and amount of prepayment and whether the prepayment is of SOFR Loans, Base Rate Loans, or a combination thereof, and, if of a combination thereof, the amount allocable to each. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial prepayments shall be in an aggregate amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. A Notice of Prepayment received after 2:00 p.m. (or such later time as the Lender may agree) shall be deemed received on the next Business Day. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 3.7 hereof, if such amount is known on the date of prepayment, or if such amount is not then known, the Borrower shall pay such amount within five (5) Business Days after the Borrower receives notice from the Lender of such amount. Notwithstanding the foregoing, any Notice of a Prepayment delivered in connection with any refinancing of all of the Revolving Credit Facility with the proceeds of such refinancing or of any incurrence of Indebtedness, may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence and may be revoked by the Borrower in the event such refinancing is not consummated (provided that the failure of such contingency shall not relieve the Borrower from its obligations in respect thereof under Section 3.7).

(d) Limitation on Prepayment of SOFR Loans. The Borrower may not prepay any SOFR Loan on any day other than on the last day of the Interest Period applicable thereto unless such prepayment is accompanied by any amount required to be paid pursuant to Section 3.7 hereof.

SECTION 2.4. Permanent Reduction of the Revolving Credit Commitment.

(a) Voluntary Reduction. The Borrower shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Lender, to permanently, without premium or penalty, (i) terminate the entire Revolving Credit Commitment at any time or (ii) reduce the Revolving Credit Commitment, in part, from time to time, in an aggregate principal amount not less than $3,000,000 or any whole multiple of $1,000,000 in excess thereof. All facility fees accrued until the effective date of any termination of the Revolving Credit Commitment shall be paid on the effective date of such termination.

(b) Corresponding Payment. Each permanent reduction permitted pursuant to this Section shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Revolving Credit Loans after such reduction to the Revolving Credit Commitment as so reduced. Any reduction of the Revolving Credit Commitment to zero shall be accompanied by payment of all outstanding Revolving Credit Loans and shall result in the termination of the Revolving Credit Commitment and the Revolving Credit Facility. If the reduction of the Revolving Credit Commitment requires the repayment of any SOFR Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 3.7 hereof.

SECTION 2.5. Termination of Revolving Credit Facility. The Revolving Credit Facility and the Revolving Credit Commitments shall terminate on the Revolving Credit Maturity Date.

ARTICLE III.

GENERAL LOAN PROVISIONS

SECTION 3.1. Interest.

(a) Interest Rate Options. Subject to the provisions of this Section, at the election of the Borrower, each Revolving Credit Loan shall bear interest at (A) the Base Rate plus the Applicable Margin or (B) the Adjusted Term SOFR for a one month tenor plus the Applicable Margin. The Borrower shall select the rate of interest applicable to any Revolving Credit Loan at the time a Notice of Borrowing is given or at the time a Notice of Conversion/Continuation is given pursuant to Section 3.2. Any Revolving Credit Loan or any portion thereof as to which the Borrower has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.

(b) Interest Periods. Subject to Section 3.6(c)(iv), the interest period applicable to each Revolving Credit Loan that is a SOFR Loan (each, an “Interest Period”) shall be a period of one (1) month, unless such tenor is removed from the definition of “Interest Period” pursuant to Section 3.6(c)(iv); provided that:

(i) the Interest Period shall commence on the date of advance of or conversion to any SOFR Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

(ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period with respect to a SOFR Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(iii) any Interest Period with respect to a SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

(iv) no Interest Period shall extend beyond the Revolving Credit Maturity Date, and Interest Periods shall be selected by the Borrower so as to permit the Borrower to make the quarterly principal installment payments pursuant to Section 3.3 without payment of any amounts pursuant to Section 3.7; and

(v) there shall be no more than ten (10) Interest Periods in effect at any time.

(c) Default Rate. Subject to Section 7.3, (i) immediately upon the occurrence and during the continuance of an Event of Default under Section 7.1(a) or (e), or (ii) at the election of the Lender, upon the occurrence and during the continuance of any other Event of Default, (A) the Borrower shall no longer have the option to request SOFR Loans, (B) all outstanding SOFR Loans shall bear interest at a rate per annum of two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to SOFR Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans, (C) all outstanding Base Rate Loans and other Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans or such other Obligations arising hereunder or under any other Loan Document, and (D) all accrued and unpaid interest shall be due and payable on demand of the Lender. Interest shall continue to accrue on the Obligations after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

(d) Interest Payment and Computation. Interest on each Base Rate Loan shall be due and payable in arrears on the last Business Day of each calendar quarter commencing with the fiscal quarter ending June 30, 2023 and interest on each SOFR Loan shall be due and payable on the last day of each Interest Period applicable thereto. All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All computations of interest for Base Rate Loans when the Base Rate is determined by the Federal Funds Rate or Adjusted Term SOFR shall be made on the basis of the actual number of days elapsed in a year of 360 days. All other computations of fees and interest provided hereunder shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365/366-day year).

(e) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lender has charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lender shall at the Lender’s option (i) promptly refund to the Borrower any interest received by the Lender in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations on a pro rata basis. It is the intent hereof that the Borrower not pay or contract to pay, and that the Lender shall not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

SECTION 3.2. Notice and Manner of Conversion or Continuation of Revolving Credit Loans. Provided that no Default or Event of Default has occurred and is then continuing, the Borrower shall have the option to (a) convert at any time all or any portion of any outstanding Base Rate Loans in a principal amount equal to $1,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more SOFR Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding SOFR Loans in a principal amount equal to $1,000,000 or a whole multiple of $1,000,000 in excess thereof into Base Rate Loans or (ii) continue such SOFR Loans as SOFR Loans. Whenever the Borrower desires to convert or continue Revolving Credit Loans as provided above, the Borrower shall give the Lender irrevocable prior written notice in the form attached as Exhibit D (a “Notice of Conversion/Continuation”) not later than

12:00 p.m. (or such later time as the Lender may agree) (A) on the date requested for a conversion of a SOFR Loan to a Base Rate Loan, or (B) three (3) U.S. Government Securities Business Days before the day on which a proposed continuation of such a SOFR Loan or conversion of a Base Rate Loan into a SOFR Loan is to be effective specifying (w) the Revolving Credit Loans to be converted or continued, and, in the case of any SOFR Loan to be converted or continued, the last day of the Interest Period therefor, (x) the effective date of such conversion or continuation (which shall be a Business Day), (y) the principal amount of such Revolving Credit Loans to be converted or continued, and (z) the Interest Period to be applicable to such converted or continued SOFR Loan.

SECTION 3.3. Fees.

(a) Facility Fee. The Borrower shall pay the Facility Fee to the Lender, regardless of usage. The Facility Fee shall begin to accrue on the Closing Date and shall be calculated based on the actual number of days elapsed in a year of 360 days. The amount of the Facility Fee shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing June 30, 2023, and ending on the date upon which all Obligations (other than contingent indemnification obligations not then due) arising under the Revolving Credit Facility shall have been indefeasibly and irrevocably paid and satisfied in full and the Revolving Credit Commitment has been terminated.

(b) Other Fees. The Borrower shall pay to the Lender fees in the amounts and at the times specified in the Fee Letter or as have been separately agreed upon in writing in the amounts and at the times so specified.

SECTION 3.4. Manner of Payment. Each payment by the Borrower on account of the principal of or interest on the Revolving Credit Loans or of any fee, commission or other amounts payable to the Lender under this Agreement shall be made not later than 2:00 p.m. (or such later time as the Lender may agree) on the date specified for payment under this Agreement to the Lender in Dollars, in immediately available funds and shall be made without any set off, counterclaim or deduction whatsoever. Any payment received after 2:00 p.m. (or such later time as the Lender may agree) shall be deemed to have been made on the next succeeding Business Day for all purposes. Subject to Section 3.1(b)(ii), if any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

SECTION 3.5. Evidence of Indebtedness. The Revolving Credit Loans made by the Lender shall be evidenced by one or more accounts or records maintained by the Lender in the ordinary course of business. The accounts or records maintained by the Lender shall be prima facie evidence of the amount of the Revolving Credit Loans made by the Lender to the Borrower and the interest and payments thereon. The Lender will make reasonable efforts to maintain the accuracy of the accounts and records referred to in this subsection and to promptly update such records and accounts from time to time, as necessary. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.

SECTION 3.6. Changed Circumstances.

(a) Circumstances Affecting SOFR Availability. Subject to clause (c) below, in connection with any request for a SOFR Loan or a Base Rate Loan as to which the interest rate is determined with reference to the Term SOFR or a conversion to or continuation thereof, if for any reason (a) the Lender shall determine (which determination shall be conclusive and binding absent manifest error) that, prior to the commencement of any Interest Period for a SOFR Loan, reasonable and adequate means do not exist for ascertaining the Adjusted Term SOFR or the Term SOFR (including, without limitation, because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period, or (b) the Lender determines that, prior to the commencement of any Interest Period for a SOFR Loan, the Adjusted Term SOFR does not adequately and fairly reflect the cost to the Lender of making or maintaining such Revolving Credit Loans during such Interest Period;

then the Lender shall give notice thereof to the Borrower by telephone or fax as promptly as practicable thereafter and, until (x) the Lender notifies the Borrower that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Notice of Conversion/Continuation in accordance with the terms of Section 3.2 or a new Notice of Borrowing in accordance with the terms of Section 2.2, any Notice of Conversion/Continuation that requests the conversion of any Revolving Credit Loan to, or continuation of any Revolving Credit Loan as, a SOFR Loan and any Notice of Borrowing that requests a SOFR Loan shall instead be deemed to be a Notice of Conversion/Continuation or a Notice of Borrowing, as applicable, for a Base Rate Loan.

Furthermore, if any SOFR Loan is outstanding on the date of the Borrower’s receipt of notice from the Lender referred to in this Section 3.6(a) with respect to the Adjusted Term SOFR applicable to such SOFR Loan, then until (I) the Lender notifies the Borrower that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (II) the Borrower delivers a new Notice of Conversion/Continuation in accordance with the terms of Section 3.2 or a new Notice of Borrowing in accordance with the terms of Section 2.3, any SOFR Loan shall on the last day of the Interest Period applicable to such Revolving Credit Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Lender to, and shall constitute, a Base Rate Loan on such day.

(b) Laws Affecting Term SOFR Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for the Lender to honor its obligations hereunder to make or maintain any SOFR Loan, the Lender shall promptly give notice thereof to the Borrower. Thereafter, until the Lender notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lender to make SOFR Loans, and the right of the Borrower to convert any Revolving Credit Loan to a SOFR Loan or continue any Revolving Credit Loan as a SOFR Loan shall be suspended and thereafter the Borrower may select only Base Rate Loans and (ii) if the Lender may not lawfully continue to maintain a SOFR Loan to the end of the then current Interest Period applicable thereto, the applicable Revolving Credit Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.

(c) Effect of Benchmark Transition Event.

(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Borrower without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

(ii) Benchmark Replacement Conforming Changes. Notwithstanding anything to the contrary herein or in any other Loan Document, the Lender will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii) Notices; Standards for Decisions and Determinations. The Lender will promptly notify the Borrower of (A) any occurrence of a Benchmark Transition Event, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (iv) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Lender pursuant to this Section 3.6(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.6(c).

(iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR) and either (x) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Lender in its reasonable discretion or (y) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Lender may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (x) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (y) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Lender may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a SOFR Loan of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a SOFR Loan into a request for a Revolving Credit Loan of or conversion to a Base Rate Loan. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate. Furthermore, if any SOFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the Adjusted Term SOFR applicable to such SOFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 3.6(c), any SOFR Loan shall on the last day of the Interest Period applicable to such Revolving Credit Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Lender to, and shall constitute, a Base Rate Loan on such day.

SECTION 3.7. Indemnity; Break Funding Payments. The Borrower hereby indemnifies the Lender against any loss or expense (including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain a SOFR Loan or from fees payable to terminate the deposits from which such funds were obtained) which arises or is attributable to the Lender’s obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Revolving Credit Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a SOFR Loan, (b) due to any failure of the Borrower to borrow, continue or convert on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation or (c) due to any payment, prepayment or conversion of any SOFR Loan, on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the Lender’s sole discretion, using any reasonable attribution or averaging methods which the Lender deems appropriate and practical. A certificate of the Lender setting forth the basis for determining such amount or amounts necessary to compensate the Lender shall be submitted by the Lender to the Borrower and shall be conclusively presumed to be correct save for manifest error.

SECTION 3.8. Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, the Lender (except any reserve requirement reflected in the Term SOFR) that had not been imposed or deemed applicable prior to the Change in Law; or

(ii) subject the Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) and (c) of the definition of Excluded Taxes and (A) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto that had not been imposed or deemed applicable prior to the Change in Law; or

(iii) impose on the Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or SOFR Loans made by the Lender that had not been imposed or deemed applicable prior to the Change in Law;

and the result of any of the foregoing shall be to increase the cost to the Lender of making, converting to, continuing or maintaining any Revolving Credit Loan (or of maintaining its obligation to make any such Revolving Credit Loan), or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or any other amount) then, upon written request of the Lender (accompanied by the calculations by which such determination was made), the Borrower shall pay to the Lender, as the case may be, within ten (10) days after the date that the Borrower receives such written request, such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.

(b) Certificates for Reimbursement. A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in paragraph (a) of this Section, with calculations set forth in paragraphs (a), and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay the Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(c) Delay in Requests. Failure or delay on the part of the Lender to demand compensation pursuant to this Section shall not constitute a waiver of the Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate the Lender pursuant to this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that the Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of the Lender’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 3.9. Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrower. The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Lender timely reimburse it for the payment of, any Other Taxes.

(c) Indemnification by the Borrower. The Credit Parties shall jointly and severally indemnify the Lender, within 10 days after receipt by the Borrower of demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by the Lender or required to be withheld or deducted from a payment to the Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Lender, accompanied by the calculations by which such determination was made by the Lender, shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority, such Credit Party shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

(e) Status of Lender. If the Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document, it shall deliver to the Borrower, at the time or times reasonably requested by the Borrower, such properly completed and executed documentation reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, the Lender, if reasonably requested by the Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not the Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.9(e)(A) and (B) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject the Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of the Lender.

Without limiting the generality of the foregoing,

(A) the Lender shall deliver to the Borrower on the Closing Date (and from time to time thereafter upon the reasonable request of the Borrower), executed copies of IRS Form W-9 certifying that the Lender is exempt from U.S. federal backup withholding tax; and

(B) if a payment made to the Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if the Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), the Lender shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with its obligations under FATCA and to determine that the Lender has complied with its obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (B), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

The Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.9 (including by the payment of additional amounts pursuant to this Section 3.9), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such party will make such payment to the relevant indemnifying party within ten (10) days after the party has determined that it owes amounts to the indemnifying party pursuant to the first sentence of this paragraph (f). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g) Survival. Each party’s obligations under this Section 3.9 shall survive any assignment of rights by, or the replacement of, the Lender, the termination of the Revolving Credit Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 3.10. Incremental Revolving Credit Increase. At any time, the Borrower may by written notice to the Lender elect to request the establishment of: one or more increases in the Revolving Credit Commitments, (an “Incremental Revolving Credit Commitment”) to make incremental revolving credit loans (any such increase, an “Incremental Revolving Credit Increase”); provided that (a) the total aggregate amount for all such Incremental Revolving Credit Commitments shall not (as of any date of incurrence thereof) exceed $500,000,000 and (b) the total aggregate amount for each Incremental Revolving Credit Commitment shall not be less than a minimum principal amount of $10,000,000 or, if less, the remaining amount permitted pursuant to the foregoing clause (a). Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that any Incremental Revolving Credit Commitment shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to Lender (or such earlier date as is agreed by the Lender). The Lender may elect or decline, in its sole discretion, to provide such Incremental Revolving Credit Commitment. Any Incremental Revolving Credit Commitment shall become effective as of such Increased Amount Date; provided that:

(a) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to any Incremental Revolving Credit Commitment;

(b) in the case of each Incremental Revolving Credit Increase, such Incremental Revolving Credit Increase shall mature on the Revolving Credit Maturity Date, shall bear interest at the rate applicable to the Revolving Credit Loans and shall be subject to the same terms and conditions as the Revolving Credit Loans;

(c) such Incremental Revolving Credit Commitments shall be effected pursuant to one or more Incremental Revolving Credit Agreements executed and delivered by the Borrower and the Lender;

(d) the representations and warranties contained in Article IV shall be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects on and as of the Increased Amount Date with the same effect as if made on and as of such date, (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date); and

(e) the Borrower shall deliver or cause to be delivered any customary documents reasonably requested by Lender in connection with any such Incremental Revolving Credit Increase.

ARTICLE IV.

CONDITIONS OF CLOSING AND BORROWING

SECTION 4.1. Conditions to Closing and Initial Revolving Credit Loans. The obligations of the Lender to close this Agreement and to make the initial Revolving Credit Loans is subject to the satisfaction of each of the following conditions:

(a) Executed Loan Documents. This Agreement, together with any other applicable Loan Documents, shall have been duly authorized, executed and delivered to the Lender by the parties thereto, shall be in full force and effect and no Default or Event of Default shall exist hereunder.

(b) Consents; Defaults.

(i) Governmental and Third Party Approvals. The Credit Parties shall have received all material governmental, partner and third party consents and approvals necessary (or any other material consents as determined in the reasonable discretion of the Lender) in connection with the transactions contemplated by this Agreement and the other Loan Documents and the other transactions contemplated hereby.

(ii) No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Lender’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby.

(c) Financial Matters.

(i) Payment at Closing. The Borrower shall have paid (A) to the Lender the fees set forth or referenced in Section 3.3 and any other accrued and unpaid fees or commissions due hereunder, (B) all reasonable fees, charges and disbursements of counsel to the Lender (directly to such counsel if requested by the Lender) to the extent accrued and unpaid prior to or on the Closing Date, plus such additional amounts of such reasonable fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Lender), and (C) to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.

(d) Miscellaneous.

(i) Other Documents. All documents, certificates and instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Lender. The Lender shall have received copies of all other documents, certificates and instruments reasonably requested thereby, with respect to the transactions contemplated by this Agreement.

(ii) Funding Indemnity Letter. If applicable and requested by the Lender, the Lender shall have received a funding indemnity letter, in form and substance satisfactory to the Lender, with respect to the SOFR Loans to be made on the Closing Date.

SECTION 4.2. Conditions to All Revolving Credit Loan. The obligations of the Lender to make any Revolving Credit Loan (including the initial Revolving Credit Loan) and/or convert or continue any Revolving Credit Loan are subject to the satisfaction of the following conditions precedent on the relevant borrowing, continuation, conversion, issuance or extension date:

(a) Continuation of Representations and Warranties. The representations and warranties contained in Article V shall be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which representation and warranty shall be true and correct in all respects on and as of such borrowing, continuation, conversion, issuance or extension date with the same effect as if made on and as of such date, (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which representation and warranty shall remain true and correct in all respects as of such earlier date).

(b) No Existing Default. No Default or Event of Default shall have occurred and be continuing on the borrowing, continuation or conversion date with respect to such Revolving Credit Loan or after giving effect to the Revolving Credit Loans to be made, continued or converted on such date.

(c) Notices. The Lender shall have received a Notice of Borrowing or Notice of Conversion/Continuation, as applicable, from the Borrower in accordance with Section 2.2(a) or Section 3.2, as applicable.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES

To induce the Lender enter into this Agreement and to make Revolving Credit Loans, the Credit Parties hereby represent and warrant to the Lender both before and after giving effect to the transactions contemplated hereunder, which representations and warranties shall be deemed made on the Closing Date and as otherwise set forth in Section 4.2, that:

SECTION 5.1. Organization and Good Standing. Each Credit Party (a) is a limited partnership, limited liability company or a corporation duly formed, validly existing and in good standing under the laws of the state of its formation, (b) is duly qualified and in good standing and authorized to do business in every jurisdiction except where the failure to so qualify would have or be reasonably expected to have a Material Adverse Effect and (c) has the requisite power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted.

SECTION 5.2. Due Authorization. Each Credit Party (a) has the requisite power and authority to execute, deliver and perform this Agreement and the other Loan Documents and to incur the obligations herein and therein provided for and (b) has been authorized by all necessary corporate, partnership or limited liability company action to execute, deliver and perform this Agreement and the other Loan Documents.

SECTION 5.3. No Conflicts. Neither the execution and delivery of the Loan Documents, nor the consummation of the transactions contemplated herein and therein, nor performance of and compliance with the terms and provisions hereof and thereof by any Credit Party will (a) violate or conflict with any provision of its organizational documents, (b) materially violate, contravene or conflict with any law, regulation (including without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) materially violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound or (d) result in or require the creation of any Lien upon or with respect to its properties.

SECTION 5.4. Consents. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance of this Agreement or any of the other Loan Documents that has not been obtained.

SECTION 5.5. Enforceable Obligations. This Agreement and the other Loan Documents have been duly executed and delivered and constitute legal, valid and binding obligations of each Credit Party which is a party thereto enforceable against such Credit Party in accordance with their respective terms, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors’ rights generally or by general equitable principles.

SECTION 5.6. Use of Proceeds; Margin Stock.

(a) The proceeds of the Revolving Credit Loans hereunder will be used solely for working capital and other general partnership purposes of the Parent and its Subsidiaries, including acquisitions and the repayment of existing indebtedness of the Parent and its Subsidiaries.

(b) The Borrower will not request any Revolving Credit Loan, and the Borrower will not use, and will ensure that none of its Subsidiaries use, the proceeds of any Revolving Credit Loan directly or, to the knowledge of the Borrower, indirectly (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto or any AML Laws in any material respect.

(c) None of such proceeds will be used for the purpose of (d) purchasing or carrying any “margin stock” as defined in Regulation U or Regulation X, (e) for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry “margin stock”, or (f) for any other purpose which might constitute this transaction a “purpose credit” within the meaning of Regulation U or Regulation X.

SECTION 5.7. DCP Revolving Credit Agreement. Each of the representations and warranties of the Credit Parties in the DCP Revolving Credit Agreement is true and correct in all material respects on such date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which representation and warranty shall be true and correct in all respects on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which representation and warranty shall remain true and correct in all respects as of such earlier date).

ARTICLE VI.

AFFIRMATIVE COVENANTS

Each Credit Party hereby covenants and agrees that so long as this Agreement is in effect and until the all of the Obligations under the Loan Documents (other than contingent, indemnification obligations not then due) have been paid and satisfied in full in cash and the Revolving Credit Commitments terminated:

SECTION 6.1. Information Covenants. The Borrower will furnish, or cause to be furnished, to the Lender:

(a) Notices. within five Business Days after any officer of a Credit Party with responsibility relating thereto obtains knowledge thereof, written notice to the Lender immediately of the occurrence of a Default or Event of Default, specifying the nature and existence thereof and what action such Credit Party proposes to take with respect thereto, and the occurrence of any of the following with respect to a Credit Party: (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Credit Party the claim of which is likely to be decided adversely to such Credit Party and, if adversely determined, would have or would be reasonably expected to have a Material Adverse Effect or (B) the institution of any proceedings against such Credit Party with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation or alleged violation of, any federal, state or local law, rule or regulation (including, without limitation, any Environmental Law) that is likely to be decided adversely to such Credit Party and, if adversely decided, would have a Material Adverse Effect; and

(b) Information delivered pursuant to DCP Revolving Credit Agreement. upon request of the Lender, any financial statements or other information delivered by the Credit Parties pursuant to sections 7.1(a), (b), (c) or (d) of the DCP Revolving Credit Agreement.

(c) Other Information. with reasonable promptness upon any such request, such other information regarding sustainability matters, the business, properties or financial condition of the Credit Parties and their Subsidiaries as the Lender may reasonably request.

SECTION 6.2. Audits/Inspections.

Upon reasonable notice and during normal business hours, each Credit Party will, and will cause its Subsidiaries to, permit representatives appointed by the Lender (or upon the occurrence and during the continuance of an Event of Default, any Lender), including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect the Credit Parties’ and their Subsidiaries’ property, including their books and records, their accounts receivable and inventory, the Credit Parties’ and their Subsidiaries’ facilities and their other business assets, and to make photocopies or photographs thereof and to write down and record any information such representatives obtain and shall permit the Lender or its representatives to investigate and verify the accuracy of information provided to the Lender and to discuss all such matters with the officers, employees and representatives of each Credit Party and its Subsidiaries.

SECTION 6.3. Additional Guarantors.

If any Subsidiary of the Parent (other than the Borrower) shall have guaranteed other indebtedness of the Borrower, the Borrower shall, within thirty (30) days of a request of Lender (or such later date as the Lender may agree) (A) cause such Subsidiary, or Subsidiaries as the case may be, to become a guarantor of the Obligations hereunder and a “Credit Party” on terms acceptable to Lender. If such Subsidiary is thereafter released from its guarantee of the other indebtedness described above, it shall provide notice of such to the Lender, along with evidence reasonably necessary to confirm such release, and the Lender shall, at the Borrower’s expense, take such actions as reasonably requested to release such Subsidiary from its guarantee hereunder.

ARTICLE VII.

DEFAULT AND REMEDIES

SECTION 7.1. Events of Default. Each of the following shall constitute an Event of Default:

(a) Payment. A Credit Party shall: default in the payment when due of any principal amount of any of the Revolving Credit Loans; or default, and such default shall continue for five or more Business Days, in the payment when due of any interest on the Revolving Credit Loans or of any fees or other amounts owing hereunder, under any of the other Loan Documents or in connection herewith.

(b) Representations. Any representation, warranty or statement made or deemed to be made by a Credit Party herein, in any of the other Loan Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to have been untrue in any material respect on the date as of which it was deemed to have been made.

(c) Covenants. A Credit Party shall default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a) or (b) of this Section 7.1) contained in this Agreement or any other Loan Document and such default shall continue unremedied for a period of at least 30 days after the earlier of (A) a Responsible Officer of a Credit Party becoming aware of such default or (B) notice of such default is given by the Lender to the Borrower.

(d) Loan Documents. Any Loan Document shall fail to be in full force and effect or a Credit Party shall so assert or any Loan Document shall fail to give the Lender the rights, powers and privileges purported to be created thereby; or

(e) Bankruptcy, etc. The occurrence of any of the following with respect to a Credit Party or a Subsidiary a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Credit Party or Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Credit Party or Subsidiary or for any substantial part of its property or ordering the winding up or liquidation of its affairs; or an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect is commenced against such Credit Party or Subsidiary and such petition remains unstayed and in effect for a period of 90 consecutive days; or such Credit Party or Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or any substantial part of its property or make any general assignment for the benefit of creditors; or such Credit Party or Subsidiary shall admit in writing its inability to pay its debts generally as they become due or any action shall be taken by such Person in furtherance of any of the aforesaid purposes.

(f) Change in Control. The occurrence of any Change in Control; it being understood and agreed that, in accordance with Section 7.2(a), upon the occurrence of any Change in Control, the Revolving Credit Facility shall be automatically terminated and all Obligations shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.

(g) RCF Event of Default. Any Event of Default (as defined in the DCP Revolving Credit Agreement) has occurred and is continuing.

SECTION 7.2. Remedies. Upon the occurrence of an Event of Default the Lender may, by notice to the Borrower:

(a) Acceleration; Termination of Revolving Credit Facility. Terminate the Revolving Credit Commitments and declare the principal of and interest on the Revolving Credit Loans at the time outstanding, and all other amounts owed to the Lender under this Agreement or any of the other Loan Documents and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Revolving Credit Facility and any right of the Borrower to request borrowings thereunder;

provided, that upon the occurrence of an Event of Default specified in Section 7.1(e) or Section 7.1(f), the Revolving Credit Facility shall be automatically terminated and all Obligations shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.

(b) General Remedies. Exercise all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Obligations.

SECTION 7.3. Rights and Remedies Cumulative; Non-Waiver; Etc. The enumeration of the rights and remedies of the Lender set forth in this Agreement is not intended to be exhaustive and the exercise by the Lender of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower and the Lender or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

SECTION 7.4. Crediting of Payments and Proceeds. In the event that the Obligations have been accelerated pursuant to Section 7.2 or the Lender has exercised any remedy set forth in this Agreement or any other Loan Document, all payments received by the Lender upon the Obligations and all net proceeds from the enforcement of the Obligations shall be applied:

First, to payment of that portion of the Obligations constituting reasonable fees, indemnities, expenses and other amounts, including reasonable attorney fees, payable to the Lender;

Second, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Revolving Credit Loans;

Third, to payment of that portion of the Obligations constituting unpaid principal of the Revolving Credit Loans; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Law.

SECTION 7.5. Filing Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Lender (irrespective of whether the principal of any Revolving Credit Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Lender shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Revolving Credit Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lender (including any claim for any fees provided for in this Agreement and all reasonable expenses, disbursements and advances of the Lender and its agents and counsel and all other amounts due the Lender under Sections 3.3 and 8.3) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

ARTICLE VIII.

MISCELLANEOUS

SECTION 8.1. Notices.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

If to the Borrower:

DCP Midstream Operating, LP

2331 CityWest Blvd.

Houston, TX 77042

Attention: Sam A. Farace

Vice President and Treasurer

Telephone: 832-765-3559

Email: DebtCompliance2@p66.com

If to Lender:

Phillips 66 Company

2331 CityWest Blvd.

Houston, TX 77042

Attention: Sam A. Farace

Vice President and Treasurer

Telephone: 832-765-3559

Email: DebtCompliance2@p66.com

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications. Notices and other communications to the Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Lender. Unless the Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or other communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c) Change of Address, Etc. Any party hereto may change its address or email for notices and other communications hereunder by notice to the other parties hereto.

SECTION 8.2. Amendments, Waivers and Consents; Release. Except as set forth below or as specifically provided in this Agreement (including Section 3.6(c)) or in any other Loan Document, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lender, and any consent given by the Lender, if, but only if, such amendment, waiver or consent is in writing signed by the Lender and, in the case of an amendment, signed by the Borrower.

SECTION 8.3. Expenses; Indemnity.

(a) Costs and Expenses. The Credit Parties, jointly and severally, shall pay (i) all reasonable out of pocket expenses incurred by the Lender and its Affiliates (including the reasonable fees, charges and disbursements of outside counsel for the Lender), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable out of pocket expenses incurred by the Lender (including the reasonable fees, charges and disbursements of any outside counsel for the Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Revolving Credit Loans made hereunder, including all such reasonable out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Revolving Credit Loans.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Lender and each Related Party of the Lender (other than the Borrower and its Subsidiaries) (each such indemnified Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims (including, without limitation, any Environmental Claims), damages, liabilities and related expenses (including the fees, charges and disbursements of any outside counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Credit Parties), other than such Indemnitee and its Related Parties (other than the Borrower and its Subsidiaries), arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including, without limitation, the Transactions), (ii) any Revolving Credit Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by any Credit Party or any Subsidiary thereof, or any Environmental Claim related in any way to any Credit Party or any Subsidiary, (iv) any actual claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Credit Party or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto, or (v) any claim (including, without limitation, any Environmental Claims), investigation, litigation or other proceeding (whether or not the Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Revolving Credit Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable attorneys and consultant’s fees, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Credit Party or any Subsidiary thereof against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document as determined by a final and nonappealable judgment by a court of competent jurisdiction. This Section 8.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, no party to this Agreement shall assert, and each party to this Agreement hereby waives, any claim against any other party to this Agreement, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Revolving Credit Loan or the use of the proceeds thereof, provided that, such waiver does not limit the Borrower’s indemnification obligations under Section 8.3(b). No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(d) Payments. All amounts due under this Section shall be payable promptly after demand therefor.

(e) Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder.

SECTION 8.4. Right of Setoff. If an Event of Default shall have occurred and be continuing, the Lender and each of their respective Affiliates (other than the Borrower and its Subsidiaries) is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all obligations (in whatever currency) at any time owing by the Lender, or any such Affiliate to or for the credit or the account of any Credit Party against any and all of the obligations of the such Credit Party now or hereafter existing under this Agreement or any other Loan Document to the Lender or any such Affiliates, irrespective of whether or not the Lender, or any such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Credit Party may be contingent or unmatured. The rights of the Lender and its respective applicable Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that the Lender or such Affiliates may have. The Lender agrees to notify the Borrower promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 8.5. Governing Law; Jurisdiction, Etc.

(a) Governing Law. This Agreement and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

(b) Submission to Jurisdiction. Each party hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the United States District Court of the Southern District of New York, and of the Supreme Court of the State of New York sitting in New York county and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the extent permitted by Applicable Law, such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Subject to Section 7.3, nothing in this Agreement or in any other Loan Document shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Credit Party or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. The Borrower and each other Credit Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 8.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

SECTION 8.6. Waiver of Jury Trial.

(a) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 8.7. Reversal of Payments. To the extent that the Lender receives any payment, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Lender.

SECTION 8.8. Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender and the Lender may not assign or otherwise transfer any of its rights or obligations hereunder except with the Borrower’s prior written consent; provided, however, that if an Event of Default has occurred and is continuing, the Lender shall be entitled to assign its rights hereunder or any interest herein upon notice to, but without the consent of, the Borrower (and any such assignment shall be effective on the date set forth in such notice). An assignment or other transfer by Lender of its rights or obligations hereunder may be effected only by an amendment of this Agreement so as to reflect the assignee or other transferee as the relevant lending party hereto. Any attempted assignment or transfer by any party hereto other than in accordance with this Section 8.8 shall be null and void. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

SECTION 8.9. Treatment of Certain Information; Confidentiality. The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by, or required to be disclosed to, any regulatory or similar authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement, under any other Loan Document, or any action or proceeding relating to this Agreement, any other Loan Document, or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of, or any prospective assignee of, any of its rights and obligations under this Agreement and (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the Revolving Credit Facility or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Revolving Credit Facility; (h) with the consent of the Borrower, (i) to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications, (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Lender or any of its respective Affiliates on a nonconfidential basis from a source other than the Borrower or (k) to governmental regulatory authorities in connection with any regulatory examination of the Lender or in accordance with the Lender’s regulatory compliance policy if the Lender deems necessary for the mitigation of claims by those authorities against the Lender or any of its subsidiaries or affiliates. For purposes of this Section, “Information” means all information received from any Credit Party or any Subsidiary thereof relating to any Credit Party or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by any Credit Party or any Subsidiary thereof. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 8.10. Performance of Duties. Each of the Credit Party’s obligations under this Agreement and each of the other Loan Documents shall be performed by such Credit Party at its sole cost and expense.

SECTION 8.11. All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lender and any Persons designated by the Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Revolving Credit Commitments remain in effect or the Revolving Credit Facility has not been terminated.

SECTION 8.12. Survival.

(a) All representations and warranties set forth in Article V and all representations and warranties contained in any certificate, or any of the Loan Documents (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lender or any borrowing hereunder.

(b) Notwithstanding any termination of this Agreement, the indemnities to which the Lender is entitled under the provisions of this Article VIII and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Lender against events arising after such termination as well as before.

SECTION 8.13. Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

SECTION 8.14. Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 8.15. Counterparts; Integration; Effectiveness; Electronic Execution.

(a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Lender, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 8.16. Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations (other than contingent indemnification obligations not then due) arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in full and the Revolving Credit Commitment has been terminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

SECTION 8.17. Inconsistencies with Other Documents. In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control.

SECTION 8.18. No Advisory or Fiduciary Responsibility

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Credit Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the services regarding this Agreement provided by the Lender, are arm’s-length commercial transactions between the Credit Parties and their respective Affiliates, on the one hand, and the Lender, on the other hand, (B) each of the Credit Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Credit Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Credit Parties or any of their respective Affiliates, or any other Person and (B) the Lender does not have any obligation to the Credit Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Lender and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Credit Parties and their respective Affiliates, and Lender does not have any obligation to disclose any of such interests to the Credit Parties and its Affiliates. To the fullest extent permitted by law, each of the Credit Parties hereby waives and releases any claims that it may have against the Lender in its capacity as such with respect to any breach or alleged breach of agency or fiduciary duty in connection with their actions in arranging the Revolving Credit Loans and negotiating the Loan Documents.

ARTICLE IX.

GUARANTY

SECTION 9.1. The Guaranty.

The Guarantor hereby guarantees to the Lender as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, or otherwise) strictly in accordance with the terms thereof. The Guarantor hereby further agrees that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, or otherwise), the Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, the obligations of the Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Debtor Relief Laws or any comparable provisions of any applicable state law.

SECTION 9.2. Obligations Unconditional.

The obligations of the Guarantor under Section 9.1 are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 9.2 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances. The Guarantor agrees that the Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against either the Borrower or any other Guarantor for amounts paid under this Section 9.2 until such time as the Obligations have been paid in full and the Commitments have expired or terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantor hereunder, which shall remain absolute and unconditional as described above:

(a) at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(b) any of the acts mentioned in any of the provisions of any of the Loan Documents, or any other agreement or instrument referred to in the Loan Documents shall be done or omitted;

(c) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents, or any other agreement or instrument referred to in the Loan Documents shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(d) any Lien granted to, or in favor of, the Lender as security for any of the Obligations shall fail to attach or be perfected; or

(e) any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of the Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of the Guarantor).

With respect to its obligations hereunder, the Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents, or any other agreement or instrument referred to in Loan Documents, or against any other Person under any other guarantee of, or security for, any of the Obligations.

SECTION 9.3. Reinstatement.

The obligations of the Guarantor under this Section 9 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantor agrees that it will indemnify the Lender on demand for all reasonable costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of counsel) incurred by the Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

SECTION 9.4. Certain Additional Waivers.

The Guarantor further agrees that the Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 9.2.

SECTION 9.5. Remedies.

The Guarantor agrees that, to the fullest extent permitted by law, as between the Guarantor, on the one hand, and the Lender, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 7.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 7.2) for purposes of Section 9.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantor for purposes of Section 9.1. The Guarantor acknowledges and agrees that its obligations hereunder are secured in accordance with the terms hereof and that the Lender may exercise its remedies thereunder in accordance with the terms thereof.

SECTION 9.6. Guarantee of Payment; Continuing Guarantee.

The guarantee in this Section 9.6 is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

[Signature pages to follow]

The parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first written above.

BORROWER:	DCP MIDSTREAM OPERATING, LP

	By:	/s/ Sam A. Farace II
	Name:	Sam A. Farace II
	Title:	Vice President and Treasurer

GUARANTOR:	DCP MIDSTREAM, LP

	By:	DCP Midstream GP, LP,
its General Partner

	By:	DCP Midstream GP, LLC,
its General Partner

		By:	/s/ Sam A. Farace II
		Name:	Sam A. Farace II
		Title:	Vice President and Assistant Treasurer

PHILLIPS 66 COMPANY,
as the Lender

By:	/s/ Sam A. Farace II
Name:	Sam A. Farace II
Title:	Vice President and Treasurer

EXHIBIT A

FORM OF NOTICE OF BORROWING

Dated as of: _______________

Phillips 66 Company,

as Lender

2331 CityWest Blvd.

Houston, TX 77042

Attention: Sam A. Farace

Vice President and Treasurer

Telephone: 832-765-3559

Email: DebtCompliance2@p66.com

Ladies and Gentlemen:

This irrevocable Notice of Borrowing is delivered to you pursuant to Section 2.2 of the Credit Agreement dated as of June 15, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among DCP Midstream Operating, LP, a Delaware limited partnership (the “Borrower”), DCP Midstream, LP, a Delaware limited partnership, as Parent, and Phillips 66 Company as Lender. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The Borrower hereby requests that the Lender make a Revolving Credit Loan to the Borrower in the aggregate principal amount of $__________. (Complete with an amount in accordance with Section 2.2 of the Credit Agreement.)

The Borrower hereby requests that such Revolving Credit Loan be made on: ________________. (Complete with a Business Day in accordance with Section 2.2 of the Credit Agreement).

The interest rate option applicable to the requested Revolving Credit Loans shall be the following, plus the Applicable Margin1:

☐	the Base Rate

☐	the Adjusted Term SOFR for an Interest Period of one month

The aggregate principal amount of all Revolving Credit Loans outstanding as of the date hereof (including the Revolving Credit Loan requested herein) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

All of the conditions applicable to the Revolving Credit Loan requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Revolving Credit Loan.

[Signature Page Follows]

[1]	Complete with the Base Rate or Adjusted Term SOFR

The undersigned has executed this Notice of Borrowing as of the day and year first written above.

DCP MIDSTREAM OPERATING, LP

By:
Name:
Title:

EXHIBIT B

FORM OF NOTICE OF ACCOUNT DESIGNATION

Dated as of: _______________

Phillips 66 Company,

as Lender

2331 CityWest Blvd.

Houston, TX 77042

Attention: Sam A. Farace

Vice President and Treasurer

Telephone: 832-765-3559

Email: DebtCompliance2@p66.com

Ladies and Gentlemen:

This Notice of Account Designation is delivered to you pursuant to Section 2.2(b) of the Credit Agreement dated as of June 15, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among DCP Midstream Operating, LP, a Delaware limited partnership (the “Borrower”), DCP Midstream, LP, a Delaware limited partnership, as Parent, and Phillips 66 Company as Lender. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

A. The Lender is hereby authorized to disburse all Revolving Credit Loan proceeds into the following account(s):

ABA Routing Number: _________________
Account Number: ____________________

B. This authorization shall remain in effect until revoked or until a subsequent Notice of Account Designation is provided to the Lender.

[Signature Page Follows]

The undersigned has executed this Notice of Account Designation as of the day and year first written above.

DCP MIDSTREAM OPERATING, LP

By:
Name:
Title:

EXHIBIT C

FORM OF NOTICE OF PREPAYMENT

Dated as of: _______________

Phillips 66 Company,

as Lender

2331 CityWest Blvd.

Houston, TX 77042

Attention: Sam A. Farace

Vice President and Treasurer

Telephone: 832-765-3559

Email: DebtCompliance2@p66.com

Ladies and Gentlemen:

This irrevocable Notice of Prepayment is delivered to you pursuant to Section 2.3(c) of the Credit Agreement dated as of June 15, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among DCP Midstream Operating, LP, a Delaware limited partnership (the “Borrower”), DCP Midstream, LP, a Delaware limited partnership, as Parent, and Phillips 66 Company as Lender. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The Borrower hereby provides notice to Lender that it shall repay a currently outstanding Revolving Credit Loan in the amount of: __________. (Complete with an amount in accordance with Section 2.3 of the Credit Agreement.)

The Revolving Credit Loan is currently accruing interest at (check the applicable box):

☐	the Adjusted Term SOFR

☐	the Base Rate

The Borrower shall repay the above-referenced Revolving Credit Loans on the following Business Day: ____________________. (Complete with a date no earlier than (i) the same Business Day as of the date of this Notice of Prepayment with respect to any Base Rate Loan and (ii) three (3) U.S. Government Securities Business Days subsequent to date of this Notice of Prepayment with respect to any SOFR Loan.)

[Signature Page Follows]

The undersigned has executed this Notice of Prepayment as of the day and year first written above.

DCP MIDSTREAM OPERATING, LP

By:
Name:
Title:

EXHIBIT D

FORM OF NOTICE OF CONVERSION/CONTINUATION

Dated as of: __________

Phillips 66 Company,

as Lender

2331 CityWest Blvd.

Houston, TX 77042

Attention: Sam A. Farace

Vice President and Treasurer

Telephone: 832-765-3559

Email: DebtCompliance2@p66.com

Ladies and Gentlemen:

This irrevocable Notice of Conversion/Continuation (this “Notice”) is delivered to you pursuant to Section 3.2 of the Credit Agreement dated as of June 15, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among DCP Midstream Operating, LP, a Delaware limited partnership (the “Borrower”), DCP Midstream, LP, a Delaware limited partnership, as Parent, and Phillips 66 Company as Lender. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The Revolving Credit Loan to which this Notice relates is a Revolving Credit Loan.

This Notice is submitted for the purpose of: (Check one and complete applicable information in accordance with the Credit Agreement.)

☐	Converting all or a portion of a Base Rate Loan into a SOFR Loan
	Outstanding principal balance:	$	_______________
	Principal amount to be converted:	$	_______________
	Requested effective date of conversion:		_______________
☐	Converting all or a portion of SOFR Loan into a Base Rate Loan
	Outstanding principal balance:	$	_______________
	Principal amount to be converted:	$	_______________
	Last day of the current Interest Period:		_______________
	Requested effective date of conversion:		_______________

☐	Continuing all or a portion of a SOFR Loan as a SOFR Loan
	Outstanding principal balance:	$	_______________
	Principal amount to be continued:	$	_______________
	Last day of the current Interest Period:		_______________
	Requested effective date of continuation:		_______________

The aggregate principal amount of all Revolving Credit Loans outstanding as of the date hereof does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

[Signature Page Follows]

The undersigned has executed this Notice of Conversion/Continuation as of the day and year first written above.

DCP MIDSTREAM OPERATING, LP

By:
Name:
Title:

EXHIBIT E

FORM OF RATING AGENCY DESIGNATION

TO:	Phillips 66 Company,

as Lender

2331 CityWest Blvd.

Houston, TX 77042

Attention: Sam A. Farace

Vice President and Treasurer

Telephone: 832-765-3559

Email: DebtCompliance2@p66.com

RE: Credit Agreement dated as of June 15, 2023 among DCP Midstream Operating, LP (the “Borrower”), DCP Midstream, LP, a Delaware limited partnership, as Parent, and Phillips 66 Company as Lender (as amended or otherwise modified from time to time, the “Credit Agreement”)

DATE: _______________, _____

This Rating Agency Designation is made pursuant to the terms of the Credit Agreement. All capitalized terms used herein unless otherwise defined shall have the meanings set forth in the Credit Agreement.

Please be advised that, as of the date hereof, the Parent hereby notifies you that the current Designated Rating Agencies are:

1.	;

2.	; and*

3.

This Rating Agency Designation shall remain effective unless and until the Lender received another Rating Agency Designation from the Parent.

[Signature Page Follows]

EXHIBIT E

DCP MIDSTREAM, LP

By:	DCP Midstream GP, LP,
its General Partner

	By:	DCP Midstream GP, LLC,
its General Partner

By:
Name:
Title:

*	Only one rating agency must be designated (so long as it is one of S&P, or Moody’s), although the Parent may designate up to three if it so desires.

EXHIBIT E